SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON D.C. 20549

                                    FORM 8-K

                      Pursuant to Section 13 or 15 (d) of
               The Securities and Exchange Commission Act of 1934

               Date of Report              Commission File Number
               August 7, 1997                      0-15216

                            AUTOCORP EQUITIES, INC.
                     (Formerly Chariot Entertainment, Inc.)

                         NEVADA                  87-0522501
               (State of Incorporation)      (IRS Employer ID#)

               2980 E. Northern Ave Suite B1          85028
                    Phoenix, Arizona               (Zip Code)
               (Address of principal office)

                                 (602) 482-5737
               (Registrants telephone number including area code)
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Item 5.  Other Events

     On July 23, 1997, the Company completed the acquisition of 100% of the issued and outstanding shares of common stock of Consumer Investment Corporation; Consumer Insurance Services, Inc. and Lenders Liquidation Centers, Inc. (the "CIC Companies") in an exchange of shares whereby the Company issued 735,500 shares of R-144 common stock respectively to each of five shareholders of the CIC Companies. The Company also issued 303,500 shares to Stanley F. Wilson, President of the Company bringing his total number of shares to an amount equal to the shareholders of the CIC Companies.

     On July 23, 1997, the Company executed a Mutual Rescission of its May 16, 1997 Stock Purchase Agreements with Northstar Partners, Ltd and EEE Holdings, Inc. for the reason that the shares of Economy Engine Exchange, Inc. and Fleet International, Inc. were never transferred or delivered pursuant to said agreements and the transaction was never completed.

                                   Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated August 7, 1997                    AUTOCORP EQUITIES, INC.


                                        /s/ Stanley F. Wilson

                                        Stanley F. Wilson
                                        President